As filed with the Securities and Exchange Commission on March 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nordstrom, Inc.

(Exact name of registrant as specified in its charter)

Washington	5651	91-0515058
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. employer identification no.)

1617 Sixth Avenue

Seattle, Washington 98101

Telephone: (206) 628-2111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael G. Koppel

Nordstrom, Inc.

1617 Sixth Avenue

Seattle, Washington 98101

(206) 628-2111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Robert B. Sari, Esq.	Michael E. Morgan, Esq.
Executive Vice President,	Brian B. DeFoe, Esq.
General Counsel and Secretary	Lane Powell PC
Nordstrom, Inc.	1420 Fifth Avenue, Suite 4200
1700 Seventh Avenue, 7th Floor	Seattle, Washington 98101
Seattle, Washington 98101	(206) 223-7000
(206) 364-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee
5.00% Senior Notes due 2044	$665,562,000(1)	100%	$665,562,000	$85,725

(1)	Represents the maximum aggregate principal amount of 5.00% Senior Notes due 2044 that may be issued in the Exchange Offer to which this registration statement relates.
(2)	Estimated in accordance with Rule 457(f) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 28, 2014

PROSPECTUS

Offer to Exchange

up to $665,562,000 aggregate principal amount of new 5.00% Senior Notes due 2044 registered under the Securities Act of 1933, for any and all outstanding unregistered 5.00% Senior Notes due 2044

Nordstrom, Inc. (“Nordstrom”) is offering to exchange new registered 5.00% Senior Notes due 2044 (the “exchange notes”) for its outstanding unregistered 5.00% Senior Notes due 2044 (the “original notes”). The original notes and the exchange notes are sometimes referred to in this prospectus together as the “notes”. The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions and registration rights and related special interest provisions applicable to the original notes do not apply to the exchange notes. The original notes may only be tendered in a principal amount equal to $2,000 or integral multiples of $1,000 in excess thereof. Original notes accepted for exchange will cease to accrue interest from and after the settlement date. Accordingly, holders whose tenders are accepted for exchange will not receive any payment in respect of accrued interest on such original notes, unless the record date for any such interest payment occurs before the completion of the exchange offer. We refer to this offer as the “exchange offer”. For a more detailed description of the exchange notes, see “Description of Exchange Notes”.

We are not asking you for a proxy and you are requested not to send us a proxy. You do not have dissenters’ rights of appraisal in connection with the exchange offer. See “The Exchange Offer — Absence of Dissenters’ Rights of Appraisal”.

No public market currently exists for the original notes. The exchange notes will not be listed on any national securities exchange.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” below.

Holders may withdraw their tendered original notes at any time on or prior to the expiration date (as defined below) of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on,            , 2014, unless extended or earlier terminated by us (such date, as the same may be extended or earlier terminated, the “expiration date”). The exchange offer is subject to customary conditions discussed under “The Exchange Offer — Conditions to the Exchange Offer”.

Investing in the exchange notes involves risks. See “Risk Factors” beginning on page 6 of our 2013 Annual Report to Shareholders, which is incorporated by reference herein, and on page 9 of this prospectus, to read about factors you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2014.

No person has been authorized to give any information or any representation concerning us or the exchange offer (other than as contained in this prospectus or the related letter of transmittal) and we take no responsibility for, nor can we provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of the incorporated document, as applicable.

In making an investment decision, prospective investors must rely on their own examination of us, and the terms of this offering, including the merits and risks involved. Prospective investors should not construe anything in this prospectus as legal, business or tax advice. Each prospective investor should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the exchange offer and to invest in the exchange notes under applicable legal investment or similar laws or regulations.

There are no guaranteed delivery provisions provided for in conjunction with the exchange offer under the terms of this prospectus and the accompanying letter of transmittal. Tendering holders must tender their original notes in accordance with the procedures set forth under “The Exchange Offer — Procedures for Tendering Original Notes.”

This prospectus contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. See “Where You Can Find More Information”.

When we refer to “we”, “our” or “us” in this prospectus, we mean Nordstrom, Inc. and its consolidated subsidiaries unless the context explicitly otherwise requires.

i

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING INFORMATION

This prospectus, including the documents incorporated herein by reference, includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus or in the documents incorporated by reference that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. When used in this prospectus or in the documents incorporated by reference, the words “will,” “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to:

•	successful execution of our customer strategy, including expansion into new markets, acquisitions, investments in our stores and online, our ability to realize the anticipated benefits from growth initiatives, and the timely completion of construction associated with newly planned stores, relocations and remodels, all of which may be impacted by the financial health of third parties,

•	our ability to manage the transformation of our business/financial model as we increase our investments in growth opportunities, including our online business and our ability to manage related organizational changes,

•	our ability to maintain relationships with our employees and to effectively attract, develop and retain our future leaders,

•	effective inventory management, disruptions in our supply chain and our ability to control costs,

•	the impact of any systems failures, cybersecurity and/or security breaches, including any security breach of our systems or those of a third-party provider that results in the theft, transfer or unauthorized disclosure of customer, employee or company information or compliance with information security and privacy laws and regulations in the event of such an incident,

•	successful execution of our information technology strategy,

•	our ability to effectively utilize data in strategic planning and decision-making,

•	efficient and proper allocation of our capital resources,

•	our ability to safeguard our reputation and maintain our vendor relationships,

•	the impact of economic and market conditions and the resultant impact on consumer spending patterns,

•	our ability to respond to the business environment, fashion trends and consumer preferences, including changing expectations of service and experience in stores and online,

•	the effectiveness of planned advertising, marketing and promotional campaigns in the highly competitive retail industry,

•	weather conditions, natural disasters, health hazards, national security or other market disruptions, or the prospects of these events and the impact on consumer spending patterns,

•	our compliance with applicable banking-related laws and regulations impacting our ability to extend credit to our customers, employment laws and regulations, certain international laws and regulations, other laws and regulations applicable to us, including the outcome of claims and litigation and resolution of tax matters, and ethical standards,

•	impact of the current regulatory environment and financial system and health care reforms,

•	compliance with debt covenants, availability and cost of credit, changes in interest rates, and trends in debt repayment patterns, personal bankruptcies, and bad debt write-offs, and

•	the timing and amounts of share repurchases by us, if any, or any share issuances by us, including issuances associated with option exercises or other matters.

These and other factors, including those factors described in Part I, “Item 1A. Risk Factors” in our annual report on Form 10-K for the fiscal year ended February 1, 2014, which is incorporated by reference into this prospectus, could affect our financial results and trends and cause actual results and trends to differ materially from those contained in any forward-looking statements we may provide. As a result, while we believe there is a reasonable basis for the forward-looking statements, you should not place undue reliance on those statements. Except as may be required under applicable law, we undertake no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-4 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate herein will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the filing of the registration statement to which this prospectus relates and prior to the effectiveness of such registration statement and all such future filings that we make with the SEC until the Expiration Date (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):

1.	Our Annual Report on Form 10-K for the fiscal year ended February 1, 2014 filed on March 17, 2014 (the “Annual Report”);

2.	Our proxy statement on Schedule 14A filed on March 27, 2014; and

3.	Our current reports on Form 8-K filed on February 28, 2014, March 4, 2014 and March 12, 2014 and amended current report on Form 8-K/A filed on March 26, 2014.

You may request a copy of these filings (excluding exhibits) at no cost, by writing or calling our Treasurer and Vice President — Investor Relations at the following address or telephone number:

Robert E. Campbell

Treasurer and Vice President — Investor Relations

Nordstrom, Inc.

1617 Sixth Avenue

Seattle, Washington 98101

(206) 233-6564

SUMMARY

This summary provides an overview of selected information. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the Exchange Offer. You should carefully read this entire prospectus, including the section entitled “Risk Factors”, as well as the information incorporated by reference in this prospectus. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

THE COMPANY

Founded in 1901 as a retail shoe business in Seattle, Nordstrom later incorporated in Washington State in 1946 and went on to become one of the leading fashion specialty retailers based in the United States. We operate 262 U.S. stores located in 35 states as of March 17, 2014, as well as a robust e-commerce business through Nordstrom.com and HauteLook. The west and east coasts of the United States are the areas in which we have the largest presence. We have two reportable segments: Retail and Credit.

As of March 17, 2014, the Retail segment includes our 117 “Nordstrom” branded full-line stores and our online store at Nordstrom.com, our 142 off-price “Nordstrom Rack” stores, one clearance store that operates under the name “Last Chance” and our other retail channels including our online private sale subsidiary “HauteLook” and our two “Jeffrey” boutiques. Through these multiple retail channels, we strive to deliver the best customer experience possible. We offer a wide selection of high-quality brand name and private label merchandise focused on apparel, shoes, cosmetics and accessories. Our integrated Nordstrom full-line stores and online store allow us to provide our customers with a seamless shopping experience. In-store purchases are primarily fulfilled from that store’s inventory, but when inventory is unavailable at that store it may be shipped to our customers from our fulfillment center in Cedar Rapids, Iowa, or from other Nordstrom full-line stores. Online purchases are primarily shipped to our customers from our Cedar Rapids fulfillment center, but may also be shipped from our Nordstrom full-line stores. Our customers can also pick up online orders in a Nordstrom full-line store if inventory is available at one of our locations. These capabilities allow us to better serve customers across various channels and improve sales. Nordstrom Rack stores purchase high-quality brand name merchandise primarily from the same vendors carried in Nordstrom full-line stores and also serve as outlets for clearance merchandise from our Nordstrom stores. Our online private sale retailer, HauteLook, offers limited time sale events on fashion and lifestyle brands, as well as a persistent selection of off-price high-quality brand name merchandise.

Our Credit segment includes our wholly owned federal savings bank, Nordstrom fsb, through which we provide a private label credit card, two Nordstrom VISA credit cards and a debit card. The credit and debit cards feature a shopping-based loyalty program designed to increase customer visits and spending. Although the primary purposes of our Credit business are to foster greater customer loyalty and drive more sales, we also generate revenues through finance charges and other fees on these cards and save on interchange fees that would be incurred by the Retail segment if our customers used third-party cards.

Fiscal Year

We operate on a 52/53-week fiscal year ending on the Saturday closest to January 31st. References to 2013 and all years except 2012 within this document are based on a 52-week fiscal year, while 2012 is based on a 53-week fiscal year.

Trademarks

We have 152 trademarks, each of which is the subject of one or more trademark registrations and/or trademark applications. Our most notable trademarks include Nordstrom, Nordstrom Rack, HauteLook, Halogen, BP. and Zella. Each of our trademarks is renewable indefinitely, provided that it is still used in commerce at the time of the renewal.

Return Policy

We have a liberal approach to returns as part of our objective to provide high-quality customer service. We do not have a formal return policy at our Nordstrom full-line stores or online at Nordstrom.com. Our goal is to take care of our customers, which includes making returns and exchanges easy, whether in our stores or online, where we offer free shipping and free returns. Our Nordstrom Rack stores generally accept returns up to 90 days from the date of purchase with the original price tag and sales receipt and also accept returns of HauteLook merchandise. HauteLook generally accepts returns of apparel, footwear and accessories within 30 days from the date of shipment.

Seasonality

Due to our Anniversary Sale in July, the holidays in December and the Half-Yearly sales that normally occur in the second and fourth quarters, our sales are typically higher in the second and fourth quarters of the fiscal year than in the first and third quarters. In 2013, our Anniversary Sale took place in the second quarter, while in 2012 it occurred during both the second and third quarters.

Competitive Conditions

We operate in a highly competitive business environment. We compete with other national, regional and local retailers that may carry similar lines of merchandise, including department stores, specialty stores, off-price stores, boutiques and Internet businesses. Our specific competitors vary from market to market. We believe the keys to competing in our industry are providing great customer service and customer experiences in store and online, which includes compelling price and value, fashion newness, quality of products, selection, convenience, technology, product fulfillment, personalization and appealing and relevant store environments in top locations.

Inventory

We plan our merchandise purchases and receipts to coincide with expected sales trends. For instance, our merchandise purchases and receipts increase prior to our Anniversary Sale, which has historically extended over the last two weeks of July. We also purchase and receive a larger amount of merchandise in the fall as we prepare for the holiday shopping season (from late November through December). Beginning in 2012, we increased our investment in pack and hold inventory at Nordstrom Rack, which involves the acquisition of merchandise from some of our full-line stores’ top brands in advance of the upcoming selling seasons to take advantage of strategic buying opportunities. This inventory is typically held for six months on average and has contributed to the growth of our Nordstrom Rack business. We pay for our merchandise purchases under the terms established with our vendors.

In order to offer merchandise that our customers want, we purchase merchandise from a wide variety of high-quality suppliers, including domestic and foreign businesses. We also have arrangements with agents and contract manufacturers to produce our private label merchandise. We expect our suppliers to meet our “Nordstrom Partnership Guidelines,” which address our corporate social responsibility standards for matters such as legal and regulatory compliance, labor, health and safety and the environment, and are available on our website at Nordstrom.com.

Employees

During 2013, we employed approximately 62,500 employees on a full- or part-time basis. Due to the seasonal nature of our business, employment increased to approximately 64,500 employees in July 2013 and 66,000 in December 2013. Almost all of our employees are non-union. We believe our relationship with our employees is good.

Nordstrom, Inc. common stock is publicly traded on the NYSE under the symbol JWN. Our executive offices are located at 1617 Sixth Avenue, Seattle, Washington 98101, and our telephone number is (206) 628-2111.

The Exchange Offer

Offeror	Nordstrom, Inc.

The Exchange Offer	We are offering to exchange our exchange notes which have been registered under the Securities Act for a like principal amount of our outstanding unregistered original notes. Original notes may only be tendered in a principal amount equal to $2,000 or integral multiples of $1,000 in excess thereof. See “The Exchange Offer” for more information on the terms of the exchange offer.

Resale of Exchange Notes	Based on the position of the staff of the SEC as described in previous no-action letters and subject to the immediately following sentence, we believe that exchange notes issued pursuant to the exchange offer in exchange for original notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you will acknowledge in writing at the time of the consummation of the exchange offer that:

•	you are not a broker-dealer tendering original notes that you acquired directly from us for your own account;

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes; and

•	you are not our “affiliate” as defined under Rule 405 of the Securities Act.

However, any purchaser of exchange notes who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing the exchange notes, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its original notes in the exchange offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Any broker-dealer who holds original notes acquired for its own account as a result of market-making activities or other trading activities and who receives exchange notes in exchange for such original notes pursuant to the exchange offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. See “Plan of Distribution”.

Purpose of the Exchange Offer	The purpose of the exchange offer is to satisfy our obligations under a registration rights agreement dated as of December 12, 2013 (the “registration rights agreement”).

Consequences If You Do Not Exchange Your Original Notes	Original notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such original notes unless:

•	you are able to rely on an exemption from the requirements of the Securities Act; or

•	the original notes are registered under the Securities Act.

To the extent that original notes are tendered and accepted in the exchange offer, the trading market for any remaining original notes may (and likely will) be adversely affected. See “Risk Factors – If you fail to exchange your Original Notes they will continue to be restricted securities and may become less liquid.”

After the exchange offer is complete, you will not have any further rights under the registration rights agreement, including any right to require us to register any outstanding original notes that you do not exchange (except under limited circumstances) or to pay you the additional interest we agreed to pay to holders of original notes if we failed to timely commence and complete the exchange offer.

Accrued and Unpaid Interest	Original notes accepted for exchange will cease to accrue interest from and after the settlement date. Accordingly, holders whose tenders are accepted for exchange will not receive any payment in respect of accrued interest on such original notes, unless the record date for any such interest payment occurs before the completion of the exchange offer.

Expiration Date	The expiration date of the exchange offer will be 5:00 p.m., New York City time on , 2014, unless extended or earlier terminated by us. The term “expiration date” means such date and time or, if we extend the exchange offer, the latest date and time to which we extend the exchange offer.

Settlement Date	The settlement of the exchange offer will occur promptly after the expiration date.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions described in “The Exchange Offer — Conditions to the Exchange Offer”, including, among other things, the condition that the registration statement of which this prospectus forms a part shall have become effective and that there shall not have occurred or be reasonably likely to occur any material adverse change to our business, operations, properties, condition, assets, liabilities, prospects or financial affairs.

Extension; Waivers and Amendments

Subject to applicable law, we reserve the right to (1) extend the exchange offer; (2) waive any and all conditions to or amend the exchange offer in any respect (except as to the condition that the registration statement of which this prospectus forms a part having been declared effective and not being subject to a stop order or any proceedings for that purpose, which conditions we cannot waive); or (3) terminate the exchange offer. Any extension, waiver, amendment or termination will be followed as promptly as practicable by a public announcement thereof, such announcement, in the case of an extension, to be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled expiration date. See “The Exchange Offer — Expiration Date; Extension; Termination; Amendment.”

Terms of Exchange Notes	The terms of the exchange notes are described in this prospectus under “Description of Exchange Notes.”

Procedures for Tendering Original Notes	You may tender your original notes by transferring them through The Depository Trust Company’s (the “DTC”) Automated Tender Offer Program (“ATOP”) or following the other procedures described under “The Exchange Offer — Procedures for Tendering Original Notes” and “The Exchange Offer — Book Entry Delivery Procedures for Tendering Original Notes Held with DTC.”

For further information, call the exchange agent at the telephone numbers set forth under “The Exchange Agent” or consult your broker, dealer, commercial bank, trust company or other nominee for assistance.

If you are a beneficial owner of original notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your original notes in order to participate in the exchange offer, you should contact your intermediary entity promptly and instruct it to tender the original notes on your behalf. You should keep in mind that your intermediary may require you to take action with respect to the exchange offer a number of days before the expiration date in order for such entity to tender original notes on your behalf on or prior to the expiration date in accordance with the terms of the exchange offer. See “The Exchange Offer — Book-Entry Delivery Procedures for Tendering Original Notes Held with DTC.”

Withdrawal Rights; Non-Acceptance	You may withdraw your tender of original notes at any time prior to the expiration date. In the event that tendered original notes are not withdrawn and not accepted by us for exchange, such original notes will be promptly returned to such holders or credited to such holders’ DTC account in the same manner as tendered to us, unless a holder has indicated other delivery instructions in the related letter of transmittal or computer-generated message. See “The Exchange Offer — Withdrawal of Tenders” and “The Exchange Offer — Terms of the Exchange Offer.”

Absence of Dissenters’ Rights of Appraisal	You do not have dissenters’ rights of appraisal with respect to the exchange offer. See “The Exchange Offer – Absence of Dissenters’ Rights of Appraisal.”

Certain U.S. Federal Income Tax Considerations	The exchange of notes pursuant to the exchange offer generally should not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations”.

Accounting Treatment	The exchange notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer. Payments made to other third parties will be expensed as incurred in accordance with generally accepted accounting principles. See “The Exchange Offer — Accounting Treatment.”

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer. See “The Exchange Agent”.

Further Information	See “The Exchange Offer” for more information concerning the exchange offer.

The Exchange Notes

The following summary contains basic information about the exchange notes. It does not contain all of the information that may be important to you. For a more complete description of the terms of the exchange notes, see “Description of Exchange Notes”.

Issuer	Nordstrom, Inc.

Exchange Notes	The terms of the original notes and the exchange notes are identical, except the exchange notes offered in the exchange offer:

•	will have been registered under the Securities Act;

•	will not have transfer restrictions and registration rights that relate to the original notes; and

•	will not have rights relating to the payment of additional interest to holders of original notes if we fail to timely commence and complete the exchange offer.

Maturity Date	January 15, 2044.

Interest Rate	The exchange notes will bear interest from the most recent date to which interest on the original notes has been paid or, if no interest has been paid on such original notes, from December 12, 2013, at the rate of 5.00% per annum, payable semi-annually in arrears on January 15 and July 15 of each year.

Optional Redemption	Prior to July 15, 2043, we may redeem the exchange notes at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the exchange notes being redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of accrued interest as of the date of the redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein), plus 20 basis points.

plus, in either case, the accrued and unpaid interest on the exchange notes being redeemed to, but not including, the date of redemption.

In addition, at any time on or after July 15, 2043, we may redeem some or all of the exchange notes at a price equal to 100% of the principal amount of the exchange notes being redeemed plus accrued and unpaid interest thereon to, but not including, the date of redemption. See “Description of Exchange Notes — Optional Redemption of the Exchange Notes”.

Form and Settlement	The exchange notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of,

DTC as the depositary, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes through either DTC (in the United States), Clearstream Banking, Société Anonyme, or Euroclear-Bank S.A./N.V., as operator of the Euroclear System (outside of the United States), if they are participants in these systems, or indirectly through organizations which are participants in these systems. Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other hand, will be effected in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary.

Listing	The exchange notes will not be listed for trading on any national securities exchange.

Governing Law	The exchange notes will be governed by the laws of the State of New York.

RISK FACTORS

Any investment in the exchange notes involves a high degree of risk, including but not limited to the risks described below. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report, as well as the other information incorporated by reference in this prospectus. The risks and uncertainties described below and in our Annual Report are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of the exchange notes could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Relating to Forward-Looking Information”.

Risks Relating to Participation in the Exchange Offer

Our board of directors has not made a recommendation as to whether you should tender your original notes in exchange for exchange notes in the exchange offer, and we have not obtained a third-party determination that the exchange offer is fair to holders of our original notes.

Our board of directors has not made, and will not make, any recommendation as to whether holders of original notes should tender their original notes in exchange for exchange notes pursuant to the exchange offer. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the original notes for purposes of negotiating the terms of the exchange offer, or preparing a report or making any recommendation concerning the fairness of the exchange offer. Therefore, if you tender your original notes, you may not receive more or as much value than if you chose to keep them. Holders of original notes must make their own independent decisions regarding their participation in the exchange offer.

If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid.

Original notes that you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue exchange notes in exchange for the original notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer — Conditions to the Exchange Offer” and “The Exchange Offer — Procedures for Tendering Original Notes”. These procedures and conditions include timely receipt by the exchange agent of such original notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC).

Because we anticipate that most holders of original notes will elect to exchange their original notes, we expect that the liquidity of the market for any original notes remaining after the completion of the exchange offer will be substantially limited. Any original notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of original notes outstanding. Following the exchange offer, if you do not tender your original notes you generally will not have any further registration rights, and your original notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the original notes could be adversely affected.

If an active trading market does not develop for the exchange notes, you may be unable to sell the exchange notes or to sell them at a price you deem sufficient.

The exchange notes are a new issue of securities for which there is currently no public trading market. We do not intend to list the exchange notes on any national securities exchange. Accordingly, there can be no assurances that an active trading market will develop upon completion of the exchange offer or, if it develops, that such market will be sustained, or as to the liquidity of any market. If an active trading market does not develop or is not sustained, the market price and the liquidity of the exchange notes may be adversely affected. In addition, the liquidity of the trading market for the exchange notes, if it develops, and the market price quoted for the exchange notes, may be adversely affected by changes in the overall market for those securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

Risks Relating to the Exchange Notes

The exchange notes are subject to prior claims of any of our secured creditors.

The exchange notes are our unsecured general obligations, ranking equally with other unsecured and unsubordinated debt but below any secured debt to the extent of the value of the assets constituting the security. The indenture governing the exchange notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any debt secured by our assets or assets of our subsidiaries, these assets will be subject to the prior claims of our secured creditors.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our pledged assets would be available to satisfy obligations of the secured debt before any payment could be made on the exchange notes. To the extent that such assets cannot satisfy in full our secured debt, the holders of such debt would have a claim for any shortfall that would rank equally in right of payment with the exchange notes. In that case, we may not have sufficient assets remaining to pay amounts due on any or all of the exchange notes. At February 1, 2014, we had $376,000,000 aggregate principal amount of consolidated secured debt outstanding.

The exchange notes are effectively subordinated to the existing and future liabilities of our subsidiaries.

Our equity interests in our subsidiaries are subordinate to any debt and other liabilities of our subsidiaries (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. generally accepted accounting principles) to the extent of the value of the assets of such subsidiaries, whether or not secured. The exchange notes will not be guaranteed by our subsidiaries and we may not have direct access to the assets of our subsidiaries unless those assets are transferred by dividend or otherwise to us. The ability of our subsidiaries to pay dividends or otherwise transfer assets to us is subject to various restrictions under applicable law. Our right to receive assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the exchange notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors. In addition, even if we are a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any debt and other liabilities, including trade payables, of our subsidiaries senior to that held by us. At February 1, 2014, our subsidiaries had $505,000,000 aggregate principal amount of debt and other liabilities outstanding, $325,000,000 of which is secured.

Our credit ratings may not reflect all risks of your investment in the exchange notes.

The credit ratings assigned to the exchange notes are limited in scope, and do not address all material risks related to an investment in the exchange notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the exchange notes and increase our corporate borrowing costs.

The indenture does not restrict the amount of additional debt that we may incur.

The exchange notes and the indenture pursuant to which the exchange notes will be issued do not place any limitation on the amount of unsecured debt that we or our subsidiaries may incur. Our incurrence of additional debt may have important consequences for you as a holder of the exchange notes, including making it more difficult for us to satisfy our obligations with respect to the exchange notes, a loss in the trading value of your exchange notes, if any, and a risk that the credit ratings assigned to the exchange notes are lowered or withdrawn.

We may not be able to repurchase the exchange notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, unless we have exercised our right to redeem the exchange notes, we will be required to make an offer to each holder of exchange notes to repurchase all or any part of such holder’s exchange notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. If we experience a change of control repurchase event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the exchange notes. Our failure to purchase the exchange notes as required under the indenture governing the exchange notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the exchange notes. See “Description of Exchange Notes — Repurchase Upon a Change of Control Repurchase Event.”

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the original notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. The original notes surrendered and exchanged for the exchange notes will be retired and canceled.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our historical ratio of earnings to fixed charges for each of the previous five fiscal years. Our ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with the consolidated financial statements, including the notes to those statements, and other information set forth in the reports filed by us with the SEC.

For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of earnings before income taxes plus fixed charges, amortization of capitalized interest, less interest capitalized during the period. “Fixed charges” represent interest expense, including the amortization of debt-related expenses and capitalized interest, plus the estimated interest portion of rent expense. We estimate the interest portion of rent expense by multiplying our weighted average borrowing rate to the average monthly capitalized operating lease liability. The capitalized operating lease liability for each month is calculated as the trailing 12-months of rent expense multiplied by eight. The multiple of eight times rent expense is a commonly used method of estimating the corresponding liability we would record for our leases that are classified as operating if they had met the criteria for a capital lease.

Fiscal Year Ended
February 1, 2014	February 2, 2013	January 28, 2012	January 29, 2011	January 30, 2010
6.19x	6.80x	7.79x	7.43x	5.23x

SELECTED HISTORICAL FINANCIAL DATA

The following consolidated selected financial and operating data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended February 1, 2014 and the consolidated financial statements and related notes incorporated by reference therein. The consolidated selected financial data as of February 2, 2013, January 28, 2012, January 29, 2011 and January 30, 2010 and for the fiscal years then ended were derived from our audited consolidated financial statements and notes thereto. Dollars in millions except per share amounts.

	Fiscal Year Ended:
	February 1, 2014		February 2, 2013		January 28, 2012		January 29, 2011		January 30, 2010
Financial Data
Total revenues	$12,540		$12,134		$10,860		$9,675		$8,602
Cost of sales and related buying and occupancy costs	(7,737)		(7,432)		(6,592)		(5,897)		(5,328)
Selling, general and administrative expenses	(3,453)		(3,357)		(3,019)		(2,660)		(2,440)
Earnings before interest and income taxes	1,350		1,345		1,249		1,118		834
Interest expense, net	(161)		(160)		(130)		(127)		(138)
Income tax expense	(455)		(450)		(436)		(378)		(255)
Net earnings	734		735		683		613		441
Basic earnings per common share	3.77		3.62		3.20		2.80		2.03
Diluted earnings per common share	3.71		3.56		3.14		2.75		2.01
Total assets	8,574		8,089		8,491		7,462		6,579
Long-term debt	3,106		3,124		3,141		2,775		2,257
Total debt	3,113		3,131		3,647		2,781		2,613
Capital expenditures	(803)		(513)		(511)		(399)		(360)
Dividends declared per share	1.20		1.08		0.92		0.76		0.64
Book value per share	10.87		9.71		9.42		9.27		7.22
Ratio of earnings to fixed charges	6.19	x	6.80	x	7.79	x	7.43	x	5.23	x
Debt to Net Earnings ratio	4.2		4.3		5.3		4.5		5.9
Weighted-average basic shares outstanding (000,000)	194.5		203.0		213.5		218.8		216.8
Weighted-average diluted shares outstanding (000,000)	197.7		206.7		217.7		222.6		219.7
End of period common shares outstanding (000,000)	191.2		197.0		207.6		218.0		217.7

THE EXCHANGE OFFER

Purpose of the Exchange Offer

We are offering to exchange our 5.00% Senior Notes due 2044, which have been registered under the Securities Act and which we refer to as the “exchange notes”, for our outstanding 5.00% Senior Notes due 2044, which have not been so registered and which we refer to as the “original notes”. We refer to this offer as the “exchange offer”.

On December 12, 2013, we consummated the private sale of $400,000,000 in aggregate principal amount of original notes. On January 2, 2014, we consummated a private exchange offer that exchanged $201,477,000 of outstanding 7.00% Senior Notes due 2038 for an additional $265,562,000 in aggregate principal amount of original notes. In connection with the issuance of these original notes, we entered into the registration rights agreement with Morgan Stanley & Co. LLC; Goldman Sachs & Co.; RBS Securities Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; U.S. Bancorp Investments, Inc.; Wells Fargo Securities, LLC; BNY Mellon Capital Markets, LLC; Fifth Third Securities, Inc.; KeyBanc Capital Markets; Mitsubishi UFJ Securities (USA), Inc.; RBC Capital Markets, LLC; Scotia Capital (USA) Inc. and The Williams Capital Group, L.P. Under the registration rights agreement, we agreed to file and to use our reasonable efforts to have declared effective the exchange offer registration statement under the Securities Act and to consummate the exchange offer.

We are making the exchange offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of exchange notes who exchanges original notes for exchange notes in the exchange offer generally may offer the exchange notes for resale, sell the exchange notes and otherwise transfer the exchange notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the exchange notes only if the holder acknowledges that the holder is acquiring the exchange notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.

Any holder of the original notes using the exchange offer to participate in a distribution of exchange notes cannot rely on the no-action letters referred to above. Any broker-dealer who holds original notes acquired for its own account as a result of market-making activities or other trading activities and who receives exchange notes in exchange for such original notes pursuant to the exchange offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. See “Plan of Distribution”. You may not participate in the exchange offer if you are a broker-dealer tendering original notes that you acquired directly from us for your own account.

Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of exchange notes.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of original notes in any jurisdiction in which the exchange offer or the acceptance of them would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offer

Based on the terms and subject to the conditions of the exchange offer, we will accept any and all original notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date for the exchange offer. Subject to the minimum denomination requirements of the exchange notes, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding original notes validly tendered pursuant to the exchange offer on or before the expiration date and not validly withdrawn. Holders may tender some or all of the original notes pursuant to the exchange offer. However, original notes may be tendered only in amounts that are integral multiples of $1,000 principal amount. Promptly after the expiration date (unless extended as described in this prospectus), we will issue an aggregate principal amount of up to $665,562,000 of exchange notes for a like principal amount of outstanding original notes tendered and accepted in connection with the exchange offer. The exchange notes issued in connection with the exchange offer will be delivered promptly after the expiration date.

The terms of the exchange notes will be identical to the terms of the original notes, except that:

•	the exchange notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer of the exchange notes; and

•	holders of the exchange notes will not be entitled to any rights under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer, or to the additional interest provisions of the registration rights agreement.

The exchange notes will evidence the same debt as the original notes and will be issued under the same indenture and be entitled to the same benefits under that indenture as the original notes being exchanged. As of the date of this prospectus, $665,562,000 in aggregate principal amount of the original notes are outstanding.

In connection with the issuance of the original notes, we arranged for the original notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described under “Description of Exchange Notes”, exchange notes will be issued in the form of one or more global notes registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Description of Exchange Notes”.

Holders of original notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Original notes that are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but certain registration and other rights under the registration rights agreement will terminate and holders of the original notes will generally not be entitled to any registration rights under the registration rights agreement. See “— Consequences of Failure to Properly Tender Original Notes in the Exchange Offer”.

We shall be considered to have accepted validly tendered original notes if and when we have given written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the original notes, without expense, to the tendering holder promptly after the expiration date for the exchange offer.

Holders who tender original notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of original notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See “— Fees and Expenses”.

Expiration Date; Extension; Termination; Amendment

The expiration date for the exchange offer is 5:00 p.m., New York City time, on                     , 2014, unless extended by us in our sole discretion, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended.

We reserve the right, in our sole discretion:

•	to delay accepting any original notes, to extend the exchange offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral (to be followed by prompt written notice) or written notice of the delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner.

If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days.

If we determine to extend, amend or terminate the exchange offer, we will publicly announce this determination by making a timely release through an appropriate news agency.

If we delay accepting any original notes or terminate the exchange offer, we promptly will pay the consideration offered, or return any original notes deposited, pursuant to the exchange offer as required by Rule 14e-1(c).

Interest on the Exchange Notes

The exchange notes will bear interest at the rate of 5.00% per annum from the most recent date to which interest on the original notes has been paid or, if no interest has been paid on such original notes, from December 12, 2013. Interest will be payable semiannually in arrears on January 15 and July 15 of each year, commencing on                     .

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange any exchange notes for, any original notes and we may terminate the exchange offer or, at our option, modify, extend or otherwise amend the exchange offer, if any of the following conditions are not satisfied on or prior to the expiration date:

•	no action or event shall have occurred or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been issued, promulgated, enacted, entered, enforced or deemed to be applicable to the exchange offer or the exchange of original notes for exchange notes under the exchange offer by or before any court or governmental regulatory or administrative agency, authority, instrumentality or tribunal, including, without limitation, taxing authorities, that either:

a)	challenges the making of the exchange offer or the exchange of the original notes for exchange notes under the exchange offer or might, directly or indirectly, be expected to prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offer or the exchange of the original notes for exchange notes under the exchange offer; or

b)	in our reasonable judgment, could materially adversely affect our (or our subsidiaries’) business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects or materially impair the contemplated benefits to us of the exchange offer or the exchange of the original notes for exchange notes under the exchange offer;

•	nothing has occurred or may occur that would or might, in our reasonable judgment, be expected to prohibit, prevent, restrict or delay the exchange offer or impair our ability to realize the anticipated benefits of the exchange offer;

•	there shall not have occurred:

a)	any general suspension of or limitation on trading in securities in the United States securities or financial markets, whether or not mandatory;

b)	any material adverse change in the prices of the original notes that are the subject of the exchange offer;

c)	a material impairment in the general trading market for debt securities;

d)	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States, whether or not mandatory;

e)	a commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to the United States;

f)	any limitation, whether or not mandatory, by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States;

g)	any material adverse change in the securities laws or financial markets in the United States generally; or

h)	in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; and

•	the trustee (as defined below) with respect to the indenture for the original notes that are the subject of the exchange offer and the exchange notes to be issued in the exchange offer shall not have been directed by any holders of original notes to object in any respect to, nor take any action that could, in our reasonable judgment, adversely affect the consummation of the exchange offer or the exchange of the original notes for exchange notes under the exchange offer, nor shall the trustee have taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offer or the exchange of original notes for exchange notes under the exchange offer.

The foregoing conditions are for our sole benefit and may be waived by us, in whole or in part, in our absolute discretion. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the Expiration Date:

•	terminate the exchange offer and promptly return all tendered original notes with respect to the exchange offer to the respective tendering holders;

•	modify, extend or otherwise amend the exchange offer and retain all tendered original notes with respect to that exchange offer until the expiration date, as extended, subject, however, to the withdrawal rights of holders; or

•	waive the unsatisfied conditions with respect to the exchange offer and accept all original notes tendered and not previously validly withdrawn.

In addition, subject to applicable law, we may in our absolute discretion terminate the exchange offer for any other reason.

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of original notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offer described in this prospectus and in the letter of transmittal. The participation in the exchange offer by a tendering holder of original notes will constitute the agreement by that holder to deliver good and marketable title to the tendered original notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Absence of Dissenters’ Rights of Appraisal

Holders of the original notes do not have any dissenters’ rights of appraisal in connection with the exchange offer.

Procedures for Tendering Original Notes

If you wish to participate in the exchange offer and your original notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your original notes on your behalf pursuant to the procedures of that custodial entity. Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline.

To participate in the exchange offer, you must either:

•	complete, sign and date a letter of transmittal, or a facsimile thereof, in accordance with the instructions in the letter of transmittal, including guaranteeing the signatures to the letter of transmittal, if required, and mail or otherwise deliver the letter of transmittal or a facsimile thereof, together with the certificates representing your original notes specified in the letter of transmittal, to the exchange agent at the address listed in the letter of transmittal, for receipt on or prior to the expiration date; or

•	comply with the Automated Tender Offer Program (“ATOP”) procedures for book-entry transfer described below on or prior to the expiration date.

The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP with respect to book-entry notes held through DTC. The letter of transmittal, or a facsimile thereof, with any required signature guarantees, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration date at its address set forth below under the caption “Exchange Agent”. Original notes will not be deemed to have been tendered until the letter of transmittal and signature guarantees, if any, or agent’s message, is received by the exchange agent. We have not provided guaranteed delivery procedures in conjunction with the exchange offer or under this prospectus.

The method of delivery of original notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the exchange agent on or prior to the expiration date. Do not send the letter of transmittal or any original notes to anyone other than the exchange agent.

If you are tendering your original notes in exchange for exchange notes and anticipate delivering your letter of transmittal and other documents other than through DTC, we urge you to contact promptly a bank, broker or other intermediary that has the capability to hold notes custodially through DTC to arrange for receipt of any original notes to be delivered pursuant to the exchange offer and to obtain the information necessary to provide the required DTC participant with account information in the letter of transmittal.

If you are a beneficial owner which holds original notes through Euroclear or Clearstream and wish to tender your original notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered original notes in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering original notes.

Book-Entry Delivery Procedures for Tendering Original Notes Held with DTC

If you wish to tender original notes held on your behalf by a nominee with DTC, you must:

•	inform your nominee of your interest in tendering your original notes pursuant to the exchange offer; and

•	instruct your nominee to tender all original notes you wish to be tendered in the exchange offer into the exchange agent’s account at DTC on or prior to the expiration date.

Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender original notes by effecting a book-entry transfer of original notes to be tendered in the exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”), tendering original notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

Proper Execution and Delivery of the Letter of Transmittal

Signatures on a letter of transmittal or notice of withdrawal described under “— Withdrawal of Tenders”, as the case may be, must be guaranteed by an eligible guarantor institution unless the original notes tendered pursuant to the letter of transmittal are tendered for the account of an eligible guarantor institution. An “eligible guarantor institution” is one of the following firms or other entities identified in Rule 17Ad-15 under the Exchange Act (as the terms are used in Rule 17Ad-15):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, that guarantee must be made by an eligible institution.

If the letter of transmittal is signed by the holders of original notes tendered thereby, the signatures must correspond with the names as written on the face of the original notes without any change whatsoever. If any of the original notes tendered thereby are held by two or more holders, each holder must sign the letter of transmittal. If any of the original notes tendered thereby are registered in different names on different original notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If original notes that are not tendered for exchange pursuant to the exchange offer are to be returned to a person other than the tendering holder, certificates for those original notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the holder of any original notes listed in the letter of transmittal, those original notes must be properly endorsed or accompanied by a properly completed bond power, signed by the holder exactly as the holder’s name appears on those original notes. If the letter of transmittal or any original notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal, or facsimile thereof, the tendering holders of original notes waive any right to receive any notice of the acceptance for exchange of their original notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments and/or substitute certificates evidencing original notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If those instructions are not given, original notes not tendered or exchanged will be returned to the tendering holder.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered original notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered original notes determined by us not to be in proper form or not to be tendered properly or any tendered original notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular original notes, whether or not waived in the case of other original notes. Our interpretation of the terms and conditions of the exchange offer, including the terms and instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of original notes, none of the Company, the exchange agent or any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of original notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

Any holder whose original notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the original notes. Holders may contact the exchange agent for assistance with these matters.

In addition, we reserve the right, as set forth above under the caption “— Conditions to the Exchange Offer”, to terminate the exchange offer. By tendering, each holder represents and acknowledges to us, among other things, that:

•	it has full power and authority to tender, sell, and assign and transfer the original notes it is tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	the exchange notes being acquired in connection with the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes;

•	at the time of commencement of the exchange offer, it had no arrangement with any person to participate in a distribution of such exchange notes;

•	it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company; and

•	if the holder is a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the exchange notes, and that it will receive exchange notes for its own account in exchange for original notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution”.

Withdrawal of Tenders

Tenders of original notes in the exchange offer may be validly withdrawn at any time prior to the expiration date.

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent prior to the expiration date at its address set forth below under the caption “Exchange Agent”. The withdrawal notice must:

•	specify the name of the tendering holder of original notes;

•	bear a description of the original notes to be withdrawn;

•	specify, the case of original notes tendered by delivery of certificates for those original notes, the certificate numbers shown on the particular certificates evidencing those original notes;

•	specify the aggregate principal amount represented by those original notes;

•	specify, in the case of original notes tendered by delivery of certificates for those original notes, the name of the registered holder, if different from that of the tendering holder, or specify, in the case of original notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn original notes; and

•	be signed by the holder of those original notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those original notes.

The signature on any notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the original notes have been tendered for the account of an eligible guarantor institution.

Withdrawal of tenders of original notes may not be rescinded, and any original notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offer. Validly withdrawn original notes may, however, be re-tendered by again following one of the procedures described in “— Procedures for Tendering Original Notes” on or prior to the expiration date.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as Exchange Agent in connection with the Exchange Offer. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the Exchange Agent at its offices at Wells Fargo Bank, National Association, Corporate Trust Operations, MAC N9303-121, 6th Street & Marquette Avenue, Minneapolis, MN 55479. The Exchange Agent’s telephone number is (800) 344-5128 and facsimile number is (877) 407-4679. Wells Fargo Bank, National Association, is also the trustee under the indenture governing both the original notes and the exchange notes.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and certain accounting and legal fees.

Holders who tender their original notes for exchange will not be obligated to pay transfer taxes. If, however,

•	exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the original notes tendered,

•	tendered original notes are registered in the name of any person other than the person signing the letter of transmittal, or

•	a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer,

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. Payments made to other third parties will be expensed as incurred in accordance with generally accepted accounting principles.

Consequences of Failure to Properly Tender Original Notes in the Exchange Offer

Issuance of the exchange notes in exchange for the original notes under the exchange offer will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) and the certificate(s) representing such original notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the original notes desiring to tender such original notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of original notes for exchange. Original notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the exchange offer, certain registration rights under the registration rights agreement will terminate.

In the event the exchange offer is completed, we generally will not be required to register the remaining original notes except in very limited circumstances. Remaining original notes will continue to be subject to the following restrictions on transfer:

•	the remaining original notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining original notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining original notes under the Securities Act. To the extent that original notes are tendered and accepted in connection with the exchange offer, any trading market for remaining original notes could be adversely affected. See “Risk Factors — Risks Relating to Participation in the Exchange Offer — If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid”.

DESCRIPTION OF EXCHANGE NOTES

For purposes of this section “Description of Exchange Notes”, the terms “we”, “us”, “our” and “Nordstrom” shall refer to Nordstrom, Inc. and not any of its subsidiaries. The exchange notes will be issued and governed by the terms of the indenture. The following summaries of certain provisions of the indenture, the notes and the officers’ certificate under the indenture pursuant to which the notes will be established, do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the indenture. You should read those documents for a better understanding of all of the provisions of those documents that may be important to you. The indenture and form of officers’ certificate under the indenture pursuant to which the notes will be issued are available on request. See “Where You Can Find More Information.”

General

The exchange notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the exchange notes. The exchange notes will rank equal in right of payment with all our existing and future liabilities that are not so subordinated. The exchange notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets constituting the security. The exchange notes will rank structurally junior to all indebtedness and other liabilities, including trade payables, of our subsidiaries to the extent of the value of the assets of such subsidiaries. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of the subsidiary. This means that your right as a holder of our exchange notes will also be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, your claims will be recognized behind these creditors. See “Risk Factors — The exchange notes are effectively subordinated to the existing and future liabilities of our subsidiaries”. As of February 1, 2014, we had approximately $3,113,000,000 of consolidated debt outstanding, of which approximately $51,000,000 was our secured debt. As of February 1, 2014, our subsidiaries had approximately $505,000,000 of indebtedness and other liabilities outstanding (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiary in accordance with U.S. generally accepted accounting principles), $325,000,000 of which was secured.

Except as described in this prospectus under “— Limitation on Sale and Leaseback” and “— Limitation on Liens,” the indenture does not limit our ability or the ability of our subsidiaries to incur additional indebtedness in the future, some or all of which may be secured. In addition, other than described under “— Limitation on Sale and Leaseback” and “— Limitation on Liens,” and “Description of Exchange Notes — Repurchase Upon a Change of Control Repurchase Event,” the indenture does not contain any covenants or other provisions designed to afford holders of the exchange notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us.

The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series.

Unless otherwise specified or the context requires otherwise, when we use the term “debt securities” in this “Description of Exchange Notes,” we mean all the debt securities issued under the indenture, including the exchange notes, and when we use the term “series of debt securities” or similar references, we are referring to each series of debt securities issued or to be issued under the indenture, including the series of debt securities that will comprise the exchange notes.

We may, without notice to or the consent of the holders, reopen the indenture for the exchange notes and issue additional notes under the indenture with the same terms as the exchange notes offered hereby (except for the issue date, issue price and, in certain circumstances, the first interest payment date) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.

The exchange notes will be issued only in fully registered form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Principal and interest will be payable, and the exchange notes will be transferable or exchangeable, at the office or offices or agency maintained by us for these purposes. Payment of interest on the exchange notes may be made at our option by check mailed to the registered holders.

No service charge will be made for any transfer or exchange of the exchange notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

The exchange notes will be represented by one or more global securities registered in the name of a nominee of DTC. Except as described under “Book-Entry Delivery and Settlement” in this prospectus, the exchange notes will not be issuable in certificated form.

Maturity and Interest

The exchange notes will mature on January 15, 2044. The exchange notes will bear interest at the rate of 5.00% per annum from the most recent date to which interest on the original notes has been paid or, if no interest has been paid on such original notes, from December 12, 2013, or from the most recent interest payment date to which interest has been paid or provided for.

We will make interest payments on the exchange notes semi-annually in arrears on January 15 and July 15 of each year, commencing                     , to the holders of record at the close of business on the preceding January 1 and July 1, respectively. Interest on the exchange notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If an interest payment date or the maturity date with respect to the exchange notes falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be, to the date the payment is made.

Optional Redemption

Prior to July 15, 2043, the exchange notes will be redeemable at our option, in whole at any time or in part from time to time, at a redemption price equal to the greater of:

(i) 100% of the principal amount of the notes to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 20 basis points, plus, in each case, any accrued and unpaid interest thereon to, but not including, the date of redemption.

In addition, at any time on or after July 15, 2043, the exchange notes will be redeemable at our option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the exchange notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the date of redemption.

Definitions

“Comparable treasury issue” means the United States treasury security selected by the quotation agent as having a maturity comparable to the remaining term (as measured from the date of redemption) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the new notes.

“Comparable treasury price” means, with respect to any redemption date, (i) the average of three reference treasury dealer quotations for such redemption date, after excluding the highest and lowest such reference treasury dealer quotations, or (ii) if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations, or (iii) if only one reference treasury dealer quotation is received, such quotation.

“Quotation agent” means any reference treasury dealer appointed by us.

“Reference treasury dealer” means (i) each of Morgan, Stanley & Co. LLC, Goldman, Sachs & Co., RBS Securities Inc. and two other primary treasury dealers (as defined herein) selected by us (or their respective affiliates that are primary treasury dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), we will substitute therefor another primary treasury dealer, and (ii) any other Primary Treasury Dealers selected by us.

“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

Notwithstanding the foregoing, installments of interest on exchange notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the exchange notes and the indenture.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the exchange notes to be redeemed by us or by the trustee on our behalf; provided that notice of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the exchange notes or a satisfaction and discharge of the exchange notes. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the exchange notes or portions thereof called for redemption. If less than all of the exchange notes are to be redeemed, the exchange notes to be redeemed shall be selected by lot by DTC, in the case of exchange notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of exchange notes that are not represented by a global security.

Sinking Fund

The exchange notes will not be entitled to any sinking fund.

Repurchase Upon a Change of Control Repurchase Event

If a change of control repurchase event (as defined below) occurs, unless we have exercised our right to redeem the exchange notes as described above, we will make an offer to each holder of exchange notes to repurchase all or any part (no note of a principal amount of $2,000 or less will be repurchased in part) of that holder’s exchange notes at a repurchase price in cash equal to 101% of the aggregate principal amount of exchange notes to be repurchased plus any accrued and unpaid interest on such exchange notes to, but not including, the date of purchase. Within 30 days following any change of control repurchase event or, at our option, prior to any change of control (as defined below), but after the public announcement of an impending change of control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase exchange notes on the purchase date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on the change of control repurchase event occurring on or prior to the purchase date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the exchange notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the exchange notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the exchange notes by virtue of such conflict.

On the change of control repurchase event payment date, we will, to the extent lawful:

•	accept for payment all exchange notes or portions of exchange notes (in integral multiples of $1,000) properly tendered pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all exchange notes or portions of exchange notes properly tendered; and

•	deliver or cause to be delivered to the trustee the exchange notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of exchange notes being purchased by us.

The paying agent will promptly mail or deliver to each holder of exchange notes properly tendered the purchase price for the exchange notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a replacement note equal in principal amount to any unpurchased portion of any exchange notes surrendered; provided, that each replacement note will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the exchange notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all exchange notes properly tendered and not withdrawn under its offer.

We have no present intention to engage in a transaction involving a change of control, although it is possible that we would decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

Definitions

“Below investment grade rating event” means the rating on the exchange notes is lowered by each of the rating agencies and the exchange notes are rated below investment grade by each of the rating agencies on any date from the date of the public notice of an arrangement that could result in a change of control until the end of the 60-day period following public notice of the occurrence of a change of control (which period shall be extended so long as the rating of the exchange notes is under publicly announced consideration for possible downgrade by any of the rating agencies); provided that a below investment grade rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a below investment grade rating event for purposes of the definition of change of control repurchase event hereunder) if any of the rating agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the below investment grade rating event).

“Change of control” means the occurrence of any of the following:

•	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries taken as a whole to any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

•	the adoption of a plan relating to our liquidation or dissolution;

•	the first day on which a majority of the members of our board of directors are not continuing directors; or

•	the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our wholly owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our voting stock, measured by voting power rather than number of shares.

The definition of change of control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of exchange notes to require us to repurchase its new notes as a result of a sale, transfer, conveyance or other disposition of less than all of our properties and assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.

“Change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event.

“Continuing directors” means, as of any date of determination, any member of our board of directors who

•	was a member of such board of directors on the date of the issuance of the exchange notes; or

•	was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

Under a Delaware Chancery Court interpretation of the foregoing definition of “continuing directors,” a board of directors may approve, for purposes of such definition, a slate of shareholder-nominated directors without endorsing them, or while simultaneously recommending and endorsing its own slate instead. It is unclear whether our board of directors, pursuant to Washington law, is similarly capable of approving a slate of dissident director nominees while recommending and endorsing its own slate. If such an action is possible under

Washington law, the foregoing interpretation would permit our board to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “change of control repurchase event” that would trigger your right to require us to repurchase the exchange notes as described above.

“Fitch” means Fitch Ratings.

“Investment grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service Inc.

“Rating agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the exchange notes or fails to make a rating of the exchange notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Voting stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Limitation on Liens

Under the indenture, we covenant that, so long as any debt securities are outstanding, we will not, and will not permit any restricted subsidiary (as defined below) to, create, incur, issue, assume or guarantee any indebtedness for money borrowed (“debt”) secured by a mortgage (as defined below) upon any operating property (as defined below), or upon shares of capital stock or debt issued by any restricted subsidiary and owned by us or any restricted subsidiary, whether owned at the date of the indenture or thereafter acquired, without effectively providing concurrently that the outstanding debt securities (together with, if we shall so determine, any other debt of ours or the restricted subsidiary then existing or thereafter created which is not subordinate to the debt securities) are secured equally and ratably with or, at our option, prior to the debt so long as the debt shall be so secured.

The foregoing restrictions shall not apply to, and shall be excluded from debt in any computation under the foregoing restrictions, debt secured by (1) mortgages on any property existing at the time of the acquisition thereof; (2) mortgages on property of a corporation existing at the time the corporation is merged into or consolidated with us or a restricted subsidiary or at the time of a sale, lease or other disposition of the properties of the corporation (or a division of the corporation) as an entirety or substantially as an entirety to us or a restricted subsidiary, provided that the mortgage does not extend to any property owned by us or any restricted subsidiary immediately prior to a merger, consolidation, sale, lease or disposition; (3) mortgages on property of a corporation existing at the time the corporation becomes a restricted subsidiary; (4) mortgages in favor of us or a restricted subsidiary; (5) mortgages to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure debt incurred to provide funds for any of these purposes, provided that the commitment of the creditor to extend the credit secured by the mortgage shall have been obtained not later than 365 days after the later of (a) the completion of the acquisition, construction, development or improvement of the property, or (b) the placing in operation of the property; (6) mortgages in favor of the

United States of America or any State, or any department, agency or instrumentality or political subdivision of the United States of America or any State, to secure partial, progress, advance or other payments; and (7) mortgages existing on the date of the indenture or any extension, renewal, replacement or refunding of any debt secured by a mortgage existing on the date of the indenture or referred to in clauses (1) to (3) or (5), provided that the principal amount of the debt secured by the mortgage and not otherwise authorized by clauses (1) to (3) or (5) shall not exceed the principal amount of debt, plus any premium or fee payable in connection with any extension, renewal, replacement or refunding, so secured at the time of extension, renewal, replacement or refunding.

Notwithstanding the restrictions described above, we and our restricted subsidiaries may create, incur, issue, assume or guarantee debt secured by mortgages without equally and ratably securing the debt securities if, at the time of the creation, incurrence, issuance, assumption or guarantee of the debt secured by the mortgages, after giving effect thereto and to the retirement of the debt which is concurrently being retired, the aggregate amount of all outstanding debt secured by mortgages which would otherwise be subject to these restrictions (other than any debt secured by mortgages permitted as described in clauses (1) through (7) of the immediately preceding paragraph, together with all attributable debt (as defined below) with respect to sale and leaseback transactions (as defined below) other than certain sale and leaseback transactions that are permitted under paragraph (b) under the caption “Limitation on Sale and Leaseback” below) does not exceed the greater of (a) 15% of consolidated net assets (as defined below) and (b) $150 million.

“Consolidated net assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of our most recent consolidated balance sheet but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower), and (2) all investments in subsidiaries other than restricted subsidiaries, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

“Mortgage” means, with respect to any property or assets, any mortgage, or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Operating Property” means any real property or equipment located within the United States and owned by, or leased to, us or any of our subsidiaries that has a net book value (after deduction of accumulated depreciation) in excess of 1.0% of consolidated net assets.

“Restricted Subsidiary” means any subsidiary of ours that owns any operating property.

“Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by us or by one or more of our subsidiaries, or by us and one or more of our subsidiaries.

Limitation on Sale and Leaseback

(a) Under the indenture, we covenant that, we will not, and will not permit any restricted subsidiary to, enter into any arrangement with any person providing for the leasing by us or any restricted subsidiary of any operating property that has been or is to be sold or transferred by us or such restricted subsidiary to such person with the intention of taking back a lease of such property (a “sale and leaseback transaction”), without equally and ratably securing the debt securities (and, if we shall so determine, any other debt ranking equally with the debt securities), unless the terms of such sale or transfer have been determined by the board of directors to be fair and arm’s-length and either:

•	within 180 days after the receipt of the proceeds of the sale or transfer, we or any restricted subsidiary applies an amount equal to the greater of the net proceeds of the sale or transfer or the fair value of such operating property at the time of such sale or transfer to the prepayment or retirement (other than any mandatory prepayment or retirement) of senior funded debt (as defined below); or

•	we or such restricted subsidiary would be entitled, at the effective date of the sale or transfer, to incur debt secured by a mortgage on such operating property, in an amount at least equal to the attributable debt (as defined below) in respect of the sale and leaseback transaction, without equally and ratably securing the debt securities pursuant to the covenant described under “-Limitation on Liens” above.

(b) The foregoing restriction in paragraph (a) above will not apply to any sale and leaseback transaction (i) for a term of not more than three years including renewals; or (ii) between us and a restricted subsidiary or between restricted subsidiaries, provided that the lessor shall be us or a wholly owned restricted subsidiary.

“Attributable debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the imputed rate of interest of such transaction determined in accordance with generally accepted accounting principles) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Funded debt” means debt which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date or which is classified, in accordance with U.S. generally accepted accounting principles, as long-term debt on the consolidated balance sheet for the most-recently ended fiscal quarter (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the person for which the determination is being made. Funded debt does not include (1) obligations created pursuant to leases, (2) any debt or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding funded debt unless such debt shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any debt for the payment or redemption of which money in the necessary amount shall have been deposited in trust either at or before the maturity date thereof.

“Senior funded debt” means all funded debt of ours or any person (except funded debt, the payment of which is subordinated to the payment of the debt securities).

Consolidation, Amalgamation, Merger and Sale of Assets

The indenture provides that we may not (1) consolidate or amalgamate with or merge into any person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, or (2) permit any person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless (a) in the case of (1) above, the person is organized and existing under the laws of the United States of America, any State or the District of Columbia, and shall expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of and premium, if any, interest on, and additional amounts, if any, all of the issued debt securities, and the performance of our obligations under the indenture and the debt securities issued thereunder; (b) immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of ours or a subsidiary as a result of the transaction as having been incurred by us or such subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, shall have happened and be continuing; and (c) a number of other conditions are met.

Events of Default

Each of the following events will constitute an event of default under the indenture with respect to any series of debt securities issued thereunder, including the notes (whatever the reason for an event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

1)	default in the payment of any interest on any debt security of the series, or any additional amounts payable, when interest becomes or additional amounts become due and payable, and continuance of default for a period of 30 days;

2)	default in the payment of the principal of or any premium on any debt security of the series, or any additional amounts payable, when principal or premium becomes or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

3)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of the series;

4)	default in the performance, or breach, of any covenant or warranty of ours contained in the indenture for the benefit of the series or in the debt securities of the series, and the continuance of default or breach for a period of 60 days after there has been given written notice as provided in the indenture;

5)	if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any debt of ours (including any event of default under any other series of debt securities), whether such debt now exists or shall hereafter be created or incurred, shall happen and shall consist of default in the payment of more than $100 million in principal amount of such debt at the maturity thereof (after giving effect to any applicable grace period) or shall result in such debt in principal amount in excess of $100 million becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

6)	we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $100 million, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; and

7)	particular events in bankruptcy, insolvency or reorganization with respect to us.

Additional series of debt securities issued under the indenture may specify other events of default for such series of debt securities.

If an event of default with respect to the debt securities of any series (other than an event of default described in (7) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series by written notice as provided in the indenture may declare the principal amount (or a lesser amount as may be provided for in the debt securities of the series) of all outstanding debt securities of the series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and particular other provisions of the indenture, the holders of not less than a majority in aggregate principal amount of the debt securities may, under some circumstances, rescind and annul acceleration. An event of default described in (7) of the immediately preceding paragraph shall cause the principal amount and accrued interest (or a lesser amount as provided for in the debt securities of the series) to become immediately due and payable without any declaration or other act by the trustee or any holder.

The indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series (a “default”), the trustee shall transmit, in the manner set forth in the indenture, notice of default to the holders of the debt securities of the series unless the default has been cured or waived; provided, however, that except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund or purchase fund installment with respect to, any debt security of the series, the trustee may withhold notice if it in good faith determines that the withholding of the notice is in the best interest of the holders of debt securities of the series; provided, further, that in the case of any default of the character specified in clause (4) of the first paragraph above, with respect to debt securities of such series, no such notice to holders will be given until at least 60 days after the occurrence thereof.

If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of the series by all appropriate judicial proceedings. The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the written request or direction of the holders of the debt securities, unless the holders shall have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to the provisions for the indemnification of the trustee, and subject to applicable law and particular other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of the series.

Modification and Waiver

The indenture may be modified or amended by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security,

•	reduce the principal amount of, or the rate (or modify the calculation of the rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of any debt security,

•	change our obligation to pay additional amounts with respect to any debt security or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity or the amount provable in bankruptcy,

•	change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security,

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any debt security is payable,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment),

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take some actions,

•	reduce certain requirements for quorum or voting by holders of debt securities,

•	modify any of the provisions in the Indenture regarding the waiver of past defaults and the waiver of some covenants by the holders of debt securities except to increase any percentage vote required or to provide that some other provisions of the Indenture cannot be modified or waived without the consent of the holder of each debt security affected,

•	make any change that adversely affects the right to convert or exchange any debt security into or for shares of our common stock or other debt securities in accordance with its terms, or

•	modify any of the above provisions.

The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of the series, waive compliance by us with a number of restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of the series, waive any past default and its consequences under the indenture with respect to the debt securities of the series, except a default (a) in the payment of principal of (or premium, if any), any interest on or any additional amounts with respect to debt securities of the series or (b) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

Under the indenture, we are required annually to furnish to the trustee a written statement as to performance by us of some of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee a written notice within five days following any event of default or any event which after notice or lapse of time or both would constitute an event of default.

Discharge, Defeasance and Covenant Defeasance

We may discharge some obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal (and premium, if any) and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity, as the case may be.

The indenture provides that, unless the provisions of Section 4.2 of the indenture are made inapplicable to the debt securities of or within any series pursuant to Section 3.1 of the indenture, we may elect either (a) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of particular events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (b) to be released from its obligations with respect to the debt securities under certain covenants as described in the applicable offering documents, and any omission to comply with these obligations shall not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the foreign currency in which the debt securities are payable at stated maturity, or government obligations (as defined below), or both, applicable to the debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, in the opinion of an independent firm of certified public accountants, to pay the principal of (and premium, if any) and interest on the debt securities on the scheduled due dates.

Such a trust may only be established if, among other things, (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound, (2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and (3) we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. Federal income tax law occurring after the date of the indenture.

“Foreign currency” means any currency, currency unit or composite currency, including, without limitation, the Euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Government obligations” means securities which are (1) direct obligations of the United States of America or the government or the governments in the confederation which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government or governments which issued the foreign currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or other government or governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by the custodian for the account of the holder of the depositary receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depositary receipt.

If after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the holder of a debt security of the series is entitled to, and does, elect pursuant to Section 3.1 of the indenture or the terms of the debt security to receive payment in a currency other than that in which the deposit has been made in respect of the debt security, or (b) a conversion event (as defined below) occurs in respect of the foreign currency in which the deposit has been made, the indebtedness represented by the debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on the debt security as the debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of such election or such conversion event based on (x) in the case of payments made pursuant to clause (a) above, the applicable market exchange rate for the currency in effect on the second business day prior to the payment date, or (y) with respect to a conversion event, the applicable market exchange rate for the foreign currency in effect (as nearly as feasible) at the time of the conversion event.

“Conversion event” means the cessation of use of (1) a foreign currency both by the government of the country or the confederation which issued the foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established.

In the event that we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the amount in the foreign currency in which the debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, we would remain liable to make payment of the amounts due at the time of acceleration.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case performed in, said state.

Relationship with the Trustee

The trustee under the indenture, Wells Fargo Bank, National Association, also acts as trustee in connection with one other indenture of ours. This indenture is dated March 11, 1998 relating to $300,000,000 6.95% Senior Debentures due March 15, 2028. In addition, the trustee is also the trustee under an indenture covering medium-term notes of Nordstrom Credit, Inc., a subsidiary of ours, and is the exchange agent for the exchange offer. In addition, one of our directors, Mr. Enrique Hernandez, Jr., is also a director of Wells Fargo & Company, an affiliate of the trustee.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax consequences of the exchange offer. It applies to you only if you tender your original notes for exchange notes in this offering. This section is based on the U.S. Internal Revenue Code of 1986, as amended (the “code”), its legislative history, existing and proposed regulations, and published rulings and court decisions, all as currently in effect and subject to change, possibly with retroactive effect.

YOU SHOULD CONSULT WITH YOUR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER.

Treatment of the Exchange

For U.S. federal income tax purposes, you should not be treated as having disposed of original notes in a taxable exchange solely because you exchanged original notes for exchange notes, and you therefore should not recognize gain or loss as a result of this exchange. Accordingly, for U.S. federal income tax purposes, your tax basis in the exchange notes should equal your basis in your original notes, your holding period in the exchange notes should include your holding period in your exchanged original notes, and payments or accrual of interest, premium and principal on the exchange notes should be treated in the same manner as such payments or accruals were treated with respect to the original notes.

PLAN OF DISTRIBUTION

If you want to participate in the exchange offer, you must represent, among other things, that you:

•	are not a broker-dealer tendering original notes that you acquired directly from us for your own account;

•	are acquiring the exchange notes in the ordinary course of your business;

•	have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes; and

•	are not an “affiliate” as defined under Rule 405 of the Securities Act.

If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above under “Summary — The Exchange Offer — Resale of Exchange Notes” and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

The Company will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than underwriting discounts and commissions, if any, relating to the sale or disposition of the original notes by a holder of the original notes, and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

THE EXCHANGE AGENT

Wells Fargo Bank, National Association, the trustee under the indenture governing both the original notes and the exchange notes, has been appointed as the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of original notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the address and telephone number set forth on the back cover of this prospectus.

Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent at the address and telephone numbers listed below. Holders of original notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer.

We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

The address for Wells Fargo Bank, National Association is:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Operations
MAC N9303-121	MAC N9303-121	Northstar East Building — 12th Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

Banks and brokers please call (800) 344-5128. Questions and requests for assistance related to the exchange offer or for additional copies of this prospectus and the letter of transmittal may be directed to the exchange agent at the telephone number and address listed above.

The exchange agent may be reached by facsimile (only for eligible institutions) at (877) 407-4679. For confirmation purposes, the exchange agent may be reached at (800) 344-5128.

DELIVERY OF A LETTER OF TRANSMITTAL OR TRANSMISSION OF INSTRUCTIONS TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN THAT OF THE EXCHANGE AGENT AS SET FORTH ABOVE IS NOT A VALID DELIVERY.

VALIDITY OF SECURITIES

The law firm of Lane Powell PC, Seattle, Washington, is passing upon the validity of the exchange notes for us.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Nordstrom, Inc.’s Annual Report on Form 10-K for the year ended February 1, 2014, and the effectiveness of Nordstrom, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN DOCUMENT

Item 20.	Indemnification of Directors and Officers

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or in any transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

Article IX of the Amended and Restated Articles of Incorporation of the Company eliminates any personal liability of a director to the Company or its shareholders for monetary damages for conduct as a director, except for any liability for acts or omissions that involved intentional misconduct by a director or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled, or for any act or omission occurring prior to the date when Article IX of the Amended and Restated Articles of Incorporation became effective. If the Washington Business Corporation Act is subsequently amended to change in a manner affecting the Company’s power to eliminate or limit the liability of a director the Company, then, upon the effective date of the amendment and without further act: (i) if the amendment permits further elimination or limitation of liability, the liability of a director shall be additionally eliminated and limited to such further extent, or (ii) if the amendment changes the power to eliminate the liability of a director in any other respect, the liability of a director shall be eliminated and limited with respect to acts or omissions occurring after the effective date of the amendment to the fullest extent permitted by the Washington Business Corporation Act as so amended. Article IX of the Company’s Amended and Restated Articles of Incorporation also contains a provision that no amendment or repeal of the Amended and Restated Articles of Incorporation of the Company shall adversely affect any right or any elimination or limitation of liability of a director existing immediately prior to the amendment or repeal.

Article XI of the Company’s Bylaws provides for, among other things, the indemnification by the Company of its directors and officers and the advancement of expenses. The Company’s Bylaws also permit the purchase and maintenance of insurance, the creation of trust funds, the grant of security interests and the use of other means to secure the Company’s indemnification obligations. The Company has also entered into certain indemnification agreements with its directors, the form of which is attached as Exhibit 10.1 to its Current Report on Form 8-K filed with the Commission on March 3, 2009. The indemnification agreements provide the Company’s directors with indemnification to the fullest extent permitted by law.

Officers and directors of the Company are covered by insurance (with certain exceptions and limitations) that indemnifies them against certain losses and liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of the Company against liability and expenses incurred by such officer or director upon a determination that such person acted in good faith.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are filed as part of this Registration Statement or incorporated by reference unless otherwise indicated:

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1	Articles of Incorporation as amended and restated on May 25, 2005 (incorporated by reference from the registrant’s Current Report on Form 8-K filed May 31, 2005, exhibit 3.1)

3.2	Bylaws, as amended and restated on November 19, 2008 (incorporated by reference from the registrant’s Current Report on Form 8-K filed November 24, 2008, exhibit 3.1)

4.1	Form of Indenture between the Company and Wells Fargo Bank, National Association (incorporated by reference from the registrant’s Registration Statement on Form S-3 filed on November 28, 2007, exhibit 4.1)

4.2	Form of 5.00% Global Note due 2044

4.3	Form of 5.00% Rule 144A Global Note due 2044

4.4	Form of 5.00% Regulation S Global Note due 2044

4.5	Registration Rights Agreement, dated as of December 12, 2013

5.1	Opinion of Lane Powell PC as to the validity of the exchange notes of Nordstrom, Inc.

12.1	Statement re computation of ratio of earnings to fixed charges

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Lane Powell PC (included in Exhibit 5.1)

24.1	Power of Attorney

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee under the Indenture

99.1	Form of Letter of Transmittal

99.2	Form of Letter to Clients and Instructions

99.3	Form of Letter to Brokers

The registrant hereby agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule to any of the agreements contained herein.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

7.	To respond to requests for information that is incorporated by reference into the prospectus within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

8.	The undersigned registrant hereby undertakes to supply, by means of a post-effective amendment, all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

9.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, if a primary offering of securities of the undersigned registrant is deemed to occur pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, and if the securities are deemed to be offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 28th day of March 2014.

Nordstrom, Inc.

By:	/s/ Robert B. Sari
Robert B. Sari
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of March 2014:

/s/ BLAKE W. NORDSTROM Blake W. Nordstrom President and Director (Principal Executive Officer)	/s/ * Enrique Hernandez, Jr. Chairman and Director

/s/ MICHAEL G. KOPPEL Executive Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ * Phyllis J. Campbell Director

/s/ JAMES A. HOWELL Vice President of Finance (Principal Accounting Officer)	/s/ * Michelle M. Ebanks Director

/s/ * Robert G. Miller Director	/s/ * Erik B. Nordstrom Director

/s/ * Peter E. Nordstrom Director	/s/ * Philip G. Satre Director

/s/ * Brad D. Smith Director	/s/ * B. Kevin Turner Director

/s/ * Robert D. Walter Director	/s/ * Alison A. Winter Director

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Power of Attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission.

By:	/s/ Robert B. Sari
Robert B. Sari
Attorney-in-Fact